Exhibit 23.1
Consent of Independent Accountants
We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (No. 333-193210), (ii) Form S-8 (Nos. 333-185968, 333-187179 and 333-211098) and (iii) Post-Effective Amendment No. 1 to Registration Statement (No. 333-190725) on Form S-3 of PBF Energy Inc. of our report dated June 24, 2016 relating to the combined financial statements of Torrance Refinery & Associated Logistics Business, which appears in this Current Report on Form 8-K/A of PBF Energy Inc. and PBF Holding Company LLC.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 13, 2016